Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Record First Quarter Fiscal 2016 Revenues Up 31.9% to $192.1 Million & Free Cash Flow Up 46.5% to $42.7 Million

Outlook Reaffirmed for Fiscal Year 2016

Tarrytown, NY-(Business Wire)--August 6, 2015--Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the first quarter of fiscal year 2016, which ended June 30, 2015, and reconfirmed the outlook for the fiscal year previously provided for revenues, adjusted earnings per share, and free cash flow.

Key first quarter highlights include:
>Revenues increased 31.9% to a record $192.1 million
>Free cash flow increased 46.5% to $42.7 million
>Organic sales growth of 3.7%, excluding the impact of foreign currency fluctuations.
>Adjusted earnings per share increased 26.8% to $0.52

First Fiscal Quarter Ended June 30, 2015
Revenues for the first quarter of fiscal 2016 were $192.1 million, an increase of 31.9% over the prior year comparable quarter’s revenues of $145.7 million. These results reflect strong consumption levels across the Company’s core over-the-counter healthcare brands (OTC), our growing international business, as well as the acquisitions of Insight Pharmaceuticals (Insight) and Hydralyte. Organic sales growth for the quarter was 3.7%, excluding the impact of foreign currency fluctuations.

Reported net income for the first quarter of fiscal 2016 totaled $26.2 million, or $0.49 per diluted share, an increase of 56.4% over the prior year comparable quarter’s results of $16.7 million, or $0.32 per diluted share. Adjusted net income for the first quarter of fiscal 2016 was $27.4 million, or $0.52 per diluted share, an increase of 27.4% over the prior year comparable period's adjusted net income of $21.5 million, or $0.41 per diluted share.

Free Cash Flow & Balance Sheet
The Company's free cash flow for the quarter ended June 30, 2015 was $42.7 million compared to the prior year comparable quarter’s free cash flow of $29.2 million, an increase of 46.5%. Adjusted EBITDA for the first quarter of fiscal 2016 was $69.6 million, an increase of 36.4% over the prior year comparable quarter’s adjusted EBITDA of $51.0 million.

The Company's net debt at June 30, 2015 was approximately $1.5 billion, reflecting net debt repayments of approximately $45.0 million during the first fiscal quarter. The Company also completed the previously announced refinancing of its term loan to more favorable rates during the first fiscal quarter. At June 30, 2015, the Company's covenant-defined leverage ratio was approximately 5.1.

Segment Review
Revenues for the North American OTC Healthcare segment were $155.7 million for the first quarter of fiscal 2016, 40.9% higher than the prior year comparable quarter's revenues of $110.4 million. Revenues for the International OTC Healthcare segment were $14.2 million, 3.5% higher than $13.7 million reported in the prior year's comparable period. Revenues for both the North American OTC Healthcare segment and the International OTC Healthcare segment were impacted by increased consumption levels and the acquisitions of Insight and Hydralyte. Revenues for the Household Cleaning segment were $22.3 million for the first quarter of fiscal 2016, an increase of 3.4% over the prior year comparable quarter's revenues of $21.5 million.

Commentary & Outlook
“We are very pleased with our first quarter results, highlighted by record revenues driven by strong organic growth of 3.7%, excluding the impact of foreign currency fluctuations, and solid performance of our Insight and Hydralyte acquisitions,” said Ron Lombardi, President and CEO.

“With first quarter results under our belt, strong consumption trends across many of our key brands, and a growing international business, we believe the Company is on track to achieve our previously provided outlook. For the full fiscal year 2016, we are reconfirming our revenue growth projection to be in the range of 10% to 12%, including the estimated impact of foreign currency fluctuations. We continue to anticipate revenue growth for the first half of the fiscal year of 20% to 23% and 1.5% to 2% for the second half as we annualize the Insight and Hydralyte acquisitions which closed during the first half of fiscal 2015,” he said.

“In addition, we continue to expect fiscal 2016 adjusted earnings per share in the range of $2.05-$2.10,” Mr. Lombardi stated. “Our industry-leading free cash flow is expected to be very strong for the fiscal year with free cash flow estimated to be $175 million or more, which will enable the Company to continue to rapidly de-lever, build M&A capacity, and to continue to invest in building our brands.”

Q1 Conference Call & Accompanying Slide Presentation
The Company will host a conference call to review its first quarter results on August 6, 2015 at 8:30 am EDT. The toll-free dial-in numbers are 877-703-6109 within North America and 857-244-7308 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 19469360.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter healthcare and household cleaning products throughout the U.S., Canada, and Australia and in certain other international markets. Core brands include Monistat® women’s health products, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, Little Remedies® pediatric products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's expectations regarding future operating results including revenues, adjusted earnings per share and free cash flow, the strength of consumption of the Company's products, the growth of the Company's international business and the Company's expectations of rapid de-levering, building M&A capacity and investing in brand building. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, the severity of the cold and flu season, general economic and business conditions, fluctuating foreign exchange rates, consumer trends, competition in our industry, the ability of our third party manufacturers and suppliers to meet demand for our products, and introductions of new products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2015 and other periodic reports filed with the Securities and Exchange Commission.
Investor Contact: Dean Siegal
914-524-6819
Or
John Mills, ICR
646-277-1254
John.mills@icrinc.com

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended June 30,
(In thousands, except per share data)	2015	2014
Revenues
Net sales	$191,287	$144,541
Other revenues	845	1,161
Total revenues	192,132	145,702

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	79,896	63,836
Gross profit	112,236	81,866

Operating Expenses
Advertising and promotion	26,422	19,096
General and administrative	17,589	17,006
Depreciation and amortization	5,720	2,961
Total operating expenses	49,731	39,063
Operating income	62,505	42,803

Other (income) expense
Interest income	(27)	(32)
Interest expense	21,911	14,685
Loss on extinguishment of debt	451	—
Total other expense	22,335	14,653
Income before income taxes	40,170	28,150
Provision for income taxes	13,997	11,418
Net income	$26,173	$16,732

Earnings per share:
Basic	$0.50	$0.32
Diluted	$0.49	$0.32

Weighted average shares outstanding:
Basic	52,548	51,956
Diluted	52,958	52,533

Comprehensive income, net of tax:
Currency translation adjustments	(405)	2,726
Total other comprehensive income (loss)	(405)	2,726
Comprehensive income	$25,768	$19,458

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	June 30, 2015	March 31, 2015
Current assets
Cash and cash equivalents	$21,598	$21,318
Accounts receivable, net	85,576	87,858
Inventories	74,077	74,000
Deferred income tax assets	7,918	8,097
Prepaid expenses and other current assets	11,890	10,434
Total current assets	201,059	201,707

Property and equipment, net	13,154	13,744
Goodwill	290,867	290,651
Intangible assets, net	2,129,860	2,134,700
Other long-term assets	1,562	1,165
Total Assets	$2,636,502	$2,641,967

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long term debt	$8,525	$—
Accounts payable	47,170	46,115
Accrued interest payable	9,359	11,974
Other accrued liabilities	36,738	40,948
Total current liabilities	101,792	99,037

Long-term debt
Principal amount	1,540,075	1,593,600
Less unamortized debt costs	(33,534)	(32,327)
Long-term debt, net	1,506,541	1,561,273

Deferred income tax liabilities	362,928	351,569
Other long-term liabilities	2,517	2,464
Total Liabilities	1,973,778	2,014,343

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 53,032 shares at June 30, 2015 and 52,562 shares at March 31, 2015	530	525
Additional paid-in capital	437,554	426,584
Treasury stock, at cost - 306 shares at June 30, 2015 and 266 shares at March 31, 2015	(5,121)	(3,478)
Accumulated other comprehensive loss, net of tax	(23,817)	(23,412)
Retained earnings	253,578	227,405
Total Stockholders' Equity	662,724	627,624
Total Liabilities and Stockholders' Equity	$2,636,502	$2,641,967

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2015	2014
Operating Activities
Net income	$26,173	$16,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,720	2,961
Gain on sale of asset	(36)	—
Deferred income taxes	11,536	7,140
Amortization of debt origination costs	2,138	995
Stock-based compensation costs	3,047	1,858
Loss on extinguishment of debt	451	—
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	2,578	6,956
Inventories	(211)	1,540
Prepaid expenses and other current assets	(1,522)	(2,203)
Accounts payable	783	(3,096)
Accrued liabilities	(7,136)	(3,212)
Net cash provided by operating activities	43,521	29,671

Investing Activities
Purchases of property and equipment	(780)	(496)
Proceeds from the sale of property and equipment	344	—
Acquisition of the Hydralyte brand	—	(77,991)
Net cash used in investing activities	(436)	(78,487)

Financing Activities
Term loan repayments	(25,000)	—
Borrowings under revolving credit agreement	15,000	65,000
Repayments under revolving credit agreement	(35,000)	(30,000)
Payment of debt origination costs	(4,172)	(74)
Proceeds from exercise of stock options	6,328	1,294
Proceeds from restricted stock exercises	544	57
Excess tax benefits from share-based awards	1,600	950
Fair value of shares surrendered as payment of tax withholding	(2,187)	(1,171)
Net cash (used in) provided by financing activities	(42,887)	36,056

Effects of exchange rate changes on cash and cash equivalents	82	104
Increase (decrease) in cash and cash equivalents	280	(12,656)
Cash and cash equivalents - beginning of period	21,318	28,331
Cash and cash equivalents - end of period	$21,598	$15,675

Interest paid	$22,444	$13,867
Income taxes paid	$1,914	$707
Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended June 30, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$156,339	$14,209	$21,467	$192,015
Elimination of intersegment revenues	(728)	—	—	(728)
Third-party segment revenues	155,611	14,209	21,467	191,287
Other revenues	40	—	805	845
Total segment revenues	155,651	14,209	22,272	192,132
Cost of sales	58,126	5,290	16,480	79,896
Gross profit	97,525	8,919	5,792	112,236
Advertising and promotion	23,195	2,723	504	26,422
Contribution margin	$74,330	$6,196	$5,288	85,814
Other operating expenses				23,309
Operating income				62,505
Other expense				22,335
Income before income taxes				40,170
Provision for income taxes				13,997
Net income				$26,173

	Three Months Ended June 30, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$110,973	$13,692	$20,593	$145,258
Elimination of intersegment revenues	(717)	—	—	(717)
Third-party segment revenues	110,256	13,692	20,593	144,541
Other revenues	177	35	949	1,161
Total segment revenues	110,433	13,727	21,542	145,702
Cost of sales	42,340	5,078	16,418	63,836
Gross profit	68,093	8,649	5,124	81,866
Advertising and promotion	16,353	2,339	404	19,096
Contribution margin	$51,740	$6,310	$4,720	62,770
Other operating expenses				19,967
Operating income				42,803
Other expense				14,653
Income before income taxes				28,150
Provision for income taxes				11,418
Net income				$16,732

About Non-GAAP Financial Measures
We define Non-GAAP Organic Revenues as Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP Organic Revenues on a Constant Currency basis as Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates on total revenues. We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, certain other legal and professional fees, other acquisition-related costs, and costs associated with our CEO transition. Non-GAAP Adjusted EBITDA Margin is calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges, and certain other acquisition and integration-related costs. Non-GAAP Adjusted Gross Margin percentage is calculated based on Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues. We define Non-GAAP Adjusted General and Administrative expenses as General and Administrative expenses minus certain other legal and professional fees, acquisition and other integration costs, and costs associated with our CEO transition. Non-GAAP Adjusted General and Administrative expense percentage is calculated based on Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, costs associated with our CEO transition, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Free Cash Flow as net cash provided by operating activities less cash paid for capital expenditures. Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Free Cash Flow may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Free Cash Flow, because they provide additional ways to view our operation when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Free Cash Flow is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Free Cash Flow internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Free Cash Flow have limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Total Revenues, General and Administrative expense, Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP General and Administrative expense, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and Non-GAAP Organic Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended June 30,
	2015	2014
(In thousands)
GAAP Total Revenues	$192,132	$145,702
Adjustments:
Hydralyte revenues (1)	(1,217)	—
Insight revenues (2)	(42,638)	—
Total adjustments	(43,855)	—
Non-GAAP Organic Revenues	148,277	145,702
Organic Revenue Growth (decline)	1.8%
Impact of foreign currency exchange rates (3)		(2,689)
Non-GAAP Organic Revenues on a constant currency basis	$148,277	$143,013
Constant Currency Organic Revenue Growth	3.7%
(1) Revenue adjustments relate to our International OTC Healthcare segment
(2) Revenue adjustments relate to our North American OTC Healthcare segment
(3) Foreign currency exchange rate adjustments relate to all segments

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended June 30,
	2015	2014
(In thousands)
GAAP Total Revenues	$192,132	$145,702

GAAP Gross Profit	$112,236	$81,866
Adjustments:
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	130
Total adjustments	—	130
Non-GAAP Adjusted Gross Margin	$112,236	$81,996
Non-GAAP Adjusted Gross Margin %	58.4%	56.3%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment

Reconciliation of GAAP General and Administrative Expense to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended June 30,
	2015	2014
(In thousands)
GAAP General and Administrative Expense	$17,589	$17,006
Adjustments:
Costs associated with CEO transition	1,406	—
Legal and professional fees associated with acquisitions	—	1,799
Stamp/Duty Tax on Australian acquisition	—	2,940
Integration, transition and other costs associated with acquisitions	—	411
Total adjustments	1,406	5,150
Non-GAAP Adjusted General and Administrative Expense	$16,183	$11,856
Non-GAAP Adjusted General and Administrative Expense Percentage	8.4%	8.1%

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended June 30,
	2015	2014
(In thousands)
GAAP Net Income	$26,173	$16,732
Interest expense, net	21,884	14,653
Provision for income taxes	13,997	11,418
Depreciation and amortization	5,720	2,961
Non-GAAP EBITDA:	67,774	45,764
Adjustments:
Costs associated with CEO transition	1,406	—
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	130
Legal and professional fees associated with acquisitions (2)	—	1,799
Stamp/Duty Tax on Australian acquisition (2)	—	2,940
Integration, transition and other costs associated with acquisitions (2)	—	411
Loss on extinguishment of debt	451	—
Total adjustments	1,857	5,280
Non-GAAP Adjusted EBITDA	$69,631	$51,044
Non-GAAP Adjusted EBITDA Margin	36.2%	35.0%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended June 30,
	2015	2015 Adjusted EPS	2014	2014 Adjusted EPS
(In thousands)
GAAP Net Income	$26,173	$0.49	$16,732	$0.32
Adjustments:
Costs associated with CEO transition	1,406	0.03	—	—
Inventory step-up charges and other costs associated the Hydralyte acquisition (1)	—	—	130	—
Legal and professional fees associated with acquisitions (2)	—	—	1,799	0.03
Stamp/Duty Tax on Australian acquisition (2)	—	—	2,940	0.06
Integration, transition and other costs associated with acquisitions (2)	—	—	411	0.01
Loss on extinguishment of debt	451	0.01	—	—
Tax impact of adjustments	(657)	(0.01)	(528)	(0.01)
Total adjustments	1,200	0.03	4,752	0.09
Non-GAAP Adjusted Net Income and Adjusted EPS	$27,373	$0.52	$21,484	$0.41
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow:

	Three Months Ended June 30,
	2015	2014
(In thousands)
GAAP Net Income	$26,173	$16,732
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	22,856	12,954
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(5,508)	(15)
Total adjustments	17,348	12,939
GAAP Net cash provided by operating activities	43,521	29,671
Purchases of property and equipment	(780)	(496)
Non-GAAP Free Cash Flow	$42,741	$29,175

Outlook for Fiscal Year 2016:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2016 Projected EPS
	Low	High
Projected FY'16 GAAP EPS	$2.00	$2.05
Adjustments:
Costs associated with term loan refinancing and CEO transition	0.05	0.05
Total Adjustments	0.05	0.05
Projected Non-GAAP Adjusted EPS	$2.05	$2.10

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

2016 Projected Free Cash Flow
(In millions)
Projected FY'16 GAAP Net cash provided by operating activities	$181
Additions to property and equipment for cash	(6)
Projected Non-GAAP Free Cash Flow	$175